NINTH AMENDMENT

        THIS NINTH AMENDMENT dated as of August 25, 2009 (this “Amendment”) amends the Credit Agreement dated as of May 10, 2001 (as previously amended, the “Credit Agreement”) among Nu Skin Enterprises, Inc. (the “Company”), various financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as successor administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is amended as follows:

        1.1 Amendment to Definition of “Termination Date”. The definition of “Termination Date” is amended by replacing the reference therein to “May 10, 2010” with “May 10, 2011".

        1.2 Amendment to Section 2.1.2. Section 2.1.2 of the Credit Agreement is amended by replacing the reference therein to $5,000,000” with “$2,500,000".

        1.3 Amendments to Section 10.10.1. (a) The references to “Section 10.1.1” in the Sixth and Seventh Amendments to the Credit Agreement are deemed to be references to “Section 10.10.1".

        (b)        Section 10.10.1 of the Credit Agreement is amended in its entirety to read as follows:

10.10.1 Minimum Consolidated Net Worth. Not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $275,000,000, (ii) an aggregate amount equal to 60% of Consolidated Net Income (in each case, to the extent a positive number) for each complete fiscal quarter ending on or after June 30, 2009, and (iii) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries after March 31, 2009 from (a) the sale of Equity Securities, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person that owns greater than 5% of the Equity Securities of the Company), (b) issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries, and (c) reissuances of up to $60,000,000 of treasury securities purchased by the Company.

        SECTION 2     Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent any such warranty expressly relates to a specific earlier date, in which case such warranty was true and correct in all material respects as of such earlier date), (b) after giving effect to this amendment, no Event of Default or Unmatured Event of Default exists and (c) the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 3    Effectiveness. The amendments set forth in Section 1 above shall become effective when the Administrative Agent has received (i) counterparts of this Amendment executed by the Company and each Lender. (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary Guarantor and (iii) a fully executed and effective amendment to each of the Senior Note Purchase Agreement and the Company’s Multi-Currency Private Shelf Agreement dated as of August 26, 2003 which provides for an amendment thereto which is substantially identical to that provided in Section 1.3(b) herein.

         SECTION 4    Miscellaneous.

        4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

        4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery to the Administrative Agent of a counterpart hereof, or a signature page hereto, by facsimile shall be effective as an original, manually-signed counterpart.

        4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York (without regard to principles of conflicts of laws, other than Title 15 of Article 5 of the New York General Obligations Law).

        4.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

        Delivered as of the day and year first above written.

NU SKIN ENTERPRISES, INC.

By:       s/Ritch N. Wood
Title:    Chief Financial Officer

JPMORGAN CHASE BANK, N.A. (as successor to
Bank One, NA), as Administrative Agent and as a Lender

By:       s/Stephen A. Cazier
Title:    Senior Vice President

Exhibit A

CONFIRMATION

Dated as of August 25, 2009

To:	JPMorgan Chase Bank, N.A., individually and as Administrative Agent (as defined below), and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of May 10, 2001 (as amended prior to the date hereof, the “Credit Agreement”) among Nu Skin Enterprises, Inc., various financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A., as successor to Bank One, NA (in such capacity, the “Administrative Agent”); (b) the other “Loan Documents” (as defined in the Credit Agreement), including the Guaranty and the Pledge Agreement; and (c) the Ninth Amendment dated as of the date hereof to the Credit Agreement (the “Amendment”).

        Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

NU SKIN ENTERPRISES, INC.

By:         s/Ritch N. Wood
Name:    Ritch N. Wood
Title:      Chief Financial Officer

NU SKIN INTERNATIONAL, INC.
NU SKIN ENTERPRISES HONG KONG, INC.
NU SKIN TAIWAN, INC.
NU SKIN ENTERPRISES UNITED STATES, INC. (f/k/a
         Nu Skin United States, Inc.)
BIG PLANET, INC.
NSE PRODUCTS, INC.
NU SKIN ASIA INVESTMENT, INC.

By:         s/D. Matthew Dorny
Name:    D. Matthew Dorny
Title:      Vice President